UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2021

GUIDED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

5835 Peachtree Corners East, Suite B Peachtree Corners, Georgia (Address of principal executive offices)		30092 (Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

On April 15, 2021, certain subscribers (the “Holders”) of the Series F Convertible Preferred Stock (“Series F Preferred Stock”) of Guided Therapeutics, Inc. (the “Company”), a Delaware corporation, each executed an acknowledgement (each, an “Acknowledgement”), pursuant to which the Holders would receive an aggregate 1,944 shares of the Company’s newly designated Series F-2 Preferred Stock (the “Series F-2 Preferred Stock”) in lieu of 1,944 shares of the Company’s Series F Preferred Stock (the “Exchange”). The rights and preferences of the Series F-2 Preferred Stock are identical in every aspect to the Series F Preferred Stock. The Exchange was effective upon the acceptance for filing of the Certificate of Designation (as defined in Item 5.03 below) with the Secretary of State of the State of Delaware.

See Item 5.03, incorporated in this Item 1.01 by reference, for a description of the material terms of the Series F-2 Preferred Stock.

The foregoing description of the Acknowledgement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference. The Series F-2 Preferred Stock described in Item 1.01 above were offered and sold in reliance upon an exemption from registration pursuant to Section 3(a)(9) and/or 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Series F-2 Preferred Stock has the terms set forth in the Certificate of Designations of Preferences, Rights and Limitations of Series F-2 Convertible Preferred Stock (the “Certificate of Designation”), which was filed with the Secretary of State of the State of Delaware on June 3, 2021.

Each share of Series F-2 Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series F-2 Certificate of Designation (the “Series F-2 Conversion Price”). The conversion of Series F-2 Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series F-2 Preferred. If the average of the VWAPs (as defined in the Series F-2 Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series F-2 Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series F-2 Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

The above description is qualified in its entirety by reference to the Certificate of Designation, attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series F-2 Convertible Preferred Stock
10.1	Form of Acknowledgement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ Gene S. Cartwright, Ph.D.
By: Gene S. Cartwright, Ph.D.
President and Chief Executive Officer
Date: June 10, 2021

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